UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 24, 2018
Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)

(888) 762-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Jane G. Pepper, Lorene K. Steffes and Dennis F. Strigl did not stand for re-election to the Board of Directors (the “Board”) of The PNC Financial Services Group, Inc. (“PNC”) at the annual meeting of shareholders held on April 24, 2018, as each had reached the mandatory retirement age set forth in PNC’s corporate governance guidelines.

Item 5.07. Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of PNC was held on April 24, 2018 for the purpose of considering and acting upon the following matters:

(1)	The election of the 12 director nominees named in PNC's proxy statement to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2018; and

(3)	An advisory vote to approve the compensation of PNC's named executive officers.

The final voting results for each proposal, as certified by the judge of election for the annual meeting, are described below. Fractional shares have been rounded up to the nearest whole number. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions and the bank or broker was restricted from voting on the owner’s behalf under New York Stock Exchange rules.

(1)	The 12 director nominees named in PNC's proxy statement were elected to the Board.

Nominee	For	%	Against	%	Abstain	Broker Non-Votes
Charles E. Bunch	347,981,402	90.70%	35,670,268	9.30%	2,688,305	38,744,490
Debra A. Cafaro	381,155,529	99.39%	2,349,157	0.61%	2,834,828	38,744,490
Marjorie Rodgers Cheshire	381,362,776	99.38%	2,369,094	0.62%	2,597,725	38,744,490
William S. Demchak	369,057,839	96.64%	12,842,578	3.36%	4,439,567	38,744,490
Andrew T. Feldstein	382,114,488	99.61%	1,514,110	0.39%	2,711,366	38,744,490
Daniel R. Hesse	381,191,099	99.37%	2,423,921	0.63%	2,715,045	38,744,490
Richard B. Kelson	371,151,025	96.74%	12,499,793	3.26%	2,689,166	38,744,490
Linda R. Medler	382,345,702	99.64%	1,387,540	0.36%	2,606,014	38,744,490
Martin Pfinsgraff	381,295,921	99.40%	2,292,602	0.60%	2,741,542	38,744,490
Donald J. Shepard	373,023,475	97.31%	10,303,295	2.69%	3,013,214	38,744,490
Michael J. Ward	379,767,752	98.99%	3,862,970	1.01%	2,709,263	38,744,490
Gregory D. Wasson	381,339,468	99.41%	2,255,649	0.59%	2,734,950	38,744,490

(2)	The Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2018 was ratified.

For	%	Against	%	Abstain	Broker Non-Votes
417,242,694	98.76%	5,242,583	1.24%	2,598,581	0

(3)	The compensation of PNC's named executive officers was approved on an advisory basis.

For	%	Against	%	Abstain	Broker Non-Votes
371,560,087	97.36%	10,060,104	2.64%	4,717,286	38,744,490

With respect to all of the preceding matters, holders of PNC common stock and voting preferred stock voted together as a single class. As of February 2, 2018, the record date for the annual meeting, there were 472,219,884 possible votes. The table below sets forth, as of February 2, 2018, the number of shares of each class or series of stock that were issued and outstanding and entitled to vote, the number of votes per share, and the aggregate voting power of each class or series. The number of votes per share reflected below for the voting preferred stock is equal to the number of full shares of PNC common stock that can be acquired upon conversion of one share of voting preferred stock.

Title of Class or Series	Number of Shares Entitled to Vote	Votes Per Share	Aggregate Voting Power
Common Stock	472,214,964	1	472,214,964
$1.80 Cumulative Convertible Preferred Stock - Series B	615	8	4,920

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: April 27, 2018	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller